Exhibit 10.15

                             BESTNET COMMUNICATIONS
                      EMPLOYMENT AGREEMENT WITH CONSULTANT

                               CONSULTING CONTRACT

THIS AGREEMENT is made as of September 1, 2002 between BestNet Communications ("Client") and Anthony Silverman ("Consultant").

     In the event of a conflict in the provisions of any attachments hereto and the provisions set forth in this Agreement, the provisions of such attachments shall govern.

     1. Services. Consultant agrees to perform for Client the services listed in the Scope of Services section in Exhibit A, attached hereto and executed by both Client and Consultant. Such services are hereinafter referred to as "Services." Client agrees that consultant shall have ready access to Client's staff and resources as necessary to perform the Consultant's services provided for by this contract.

     2. Rate of Payment for Services. Client agrees to pay Consultant for Services in accordance with the schedule contained in Exhibit B attached hereto and executed by both Client and Consultant.

     3. Invoicing. Client shall pay the amounts agreed to herein upon receipt of monthly invoices, which shall be sent by Consultant, and Client shall pay the amount of such invoices to Consultant.

     4. Confidential Information. Each party hereto ("Such Party") shall hold in trust for the other party hereto ("Such Other Party"), and shall not disclose to any non-party to the Agreement, any confidential information of such Other Party. Confidential information is information which relates to Such Other Party's research, development, trade secrets or business affairs, but does not include information which is generally known or easily ascertainable by non-parties of ordinary skill in computer systems design and programming.

     Consultant hereby acknowledges that during the performance of this contract, the Consultant may learn or receive confidential Client information and therefore Consultant hereby confirms that all such information relating to the client's business will be kept confidential by the Consultant, except to the extent that such information is required to be divulged to the consultant's clerical or support staff or associates in order to enable Consultant to perform Consultant's contract obligation.

     5. Staff. Consultant is an independent contractor and neither Consultant nor Consultant's staff is or shall be deemed to be employed by Client. Client is hereby contracting with Consultant for the services described on Exhibit A and Consultant reserves the right to determine the method, manner and mean by which the services will be performed. Consultant is not required to perform the services during a fixed hourly or daily time and if the services are performed at the Client's premises, then Consultants time spent at the premises is to be

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at the discretion of the Consultant; subject to the Client's normal business hours and security requirements. Consultant hereby confirms to Client that Client will not be required to furnish or provide any training to Consultant to enable Consultant to perform services required hereunder. The services shall be performed by Consultant or Consultant's staff, and Client shall not be required to hire, supervise or pay any assistants to help Consultant who performs the services under this agreement. Consultant shall not be required to devote Consultant's full time nor the full time of Consultant's staff to the performance of the services required hereunder, and it is acknowledged that Consultant has other Clients and Consultant offers services to the general public. The order or sequence in which the work is to be performed shall be under the control of Consultant. Except to the extent that the Consultant's work must be performed on or with Client's computers or Client's existing software, all materials used in providing the services shall be provided by Consultant. Consultant's services hereunder cannot be terminated or cancelled short of completion of the services agreed upon except for Consultant's failure to perform the contract's specification as required hereunder and conversely, subject to Client's obligation to make full and timely payment(s) for Consultant's services as set forth in Exhibit B, Consultant shall be obligated to complete the services agreed upon and shall be liable for non-performance of the services to the extent and as provided in Paragraph 10 hereof. Client shall not provide any insurance coverage of any kind for Consultant or Consultant's staff, and Client will not withhold any amount that would normally be withheld from an employee's pay. Consultant shall take appropriate measures to insure that Consultant's staff is competent and that they do not breach Section 4 hereof.

     Each of the parties hereto agrees that, while performing Services under this Agreement, and for a period of six (6) months following the termination of this Agreement, neither party will, except with the other party's written approval, solicit or offer employment to the other party's employees or staff engaged in any efforts under this Agreement.

     6. Use of Work Product. Except as specifically set forth in writing and signed by both Client and Consultant, Client shall have all copyright and patent rights with respect to all materials developed under this contract.

     7. Client Representative. The following individual, Robert A. Blanchard, President and CEO, shall represent the Client during the performance of this contract with respect to the services and deliverables as defined herein and has authority to execute written modifications or additions to this contract as defined in Section 14.

     8. Disputes. Any disputes that arise between the parties with respect to the performance of this contract shall be submitted to binding arbitration by the American Arbitration Association, to be determined and resolved by said Association under its rules and procedures in effect at the time of submission and the parties hereby agree to share equally in the costs of said arbitration.

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     The final arbitration decision shall be enforceable through the courts of the State of Michigan or any other state in which the Client resides or may be located. In the event that this arbitration provision is held unenforceable by any court of competent jurisdiction, then this contract shall be as binding and enforceable as if this section 8 were not a part hereof.

     9. Taxes. Any and all taxes, except income taxes, imposed or assessed by reason of this contract or its performance, including but not limited to sales or use taxes, shall be paid by the Client. Consultants shall be responsible for any taxes or penalties assessed by reason of any claims that Consultant is an employee of Client and Client and Consultant specifically agree that Consultant is not an employee of Client.

                                LIMITED WARRANTY

     10. Liability. Consultant warrants to Client that the material, analysis, data, programs and services to be delivered or rendered hereunder, will be of the kind and quality designated and will be performed by qualified personnel. Special requirements for format or standards to be followed shall be attached as an additional Exhibit and executed by both Client and Consultant. Consultant makes no other warranties, whether written, oral or implied, including without limitation, warranty of fitness for purpose or merchantability. In no event shall Consultant be liable for special or consequential damages, either in contract or tort, whether or not the possibility of such damages has been disclosed to Consultant in advance or could have been reasonably foreseen by Consultant, and in the event this limitation of damages is held unenforceable then the parties agree that by reason of the difficulty in foreseeing possible damages all liability to Client shall be limited to One Hundred Dollars ($100.00) as liquidated damages and not as a penalty.

     11. Complete Agreement. This agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented by or on behalf of Consultant by any of its employees or agents, or contained in any sales materials or brochures, shall be deemed to bind the parties hereto with respect to the subject matter hereof. Client acknowledges that it is entering into this Agreement solely on the basis of the representations contained herein.

     12. Applicable Law. Consultant shall comply with all applicable laws in performing Services but shall be held harmless for violation of any governmental procurement regulation to which it may be subject but to which reference is not made in Exhibit A. This Agreement shall be construed in accordance with the laws of the State indicated by the Consultant's address.

     13. Scope of Agreement. If the scope of any of the provisions of the Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

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     14. Additional Work. After receipt of an order which adds to the Services,
Consultant may, at its discretion, take reasonable action and expend reasonable amounts of time and money based on such order. Client agrees to pay Consultant for such action and expenditure as set forth in Exhibit B of this Agreement for payments related to Services.

     15. Notices.

         (i).  Notices to Client should be sent to: Robert A. Blanchard,
                                                    President and CEO
                                                    BestNet Communications
                                                    5075 Cascade Rd SE, Suite K
                                                    Grand Rapids, MI 49546

         (ii). Notices to Consultant should be sent to: Anthony Silverman
                                                        7305 E. Del Acero  Drive
                                                        Scottsdale, AZ 85258
                                                        Fax - 480-905-1690

     16. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. Except for the prohibition on assignment contained in the preceding sentence, this Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

     17. In consideration of Consultant entering into this agreement, Consultant agrees to conform to the policies and rules of Client in effect from time to time. Each party to this agreement also agrees that Consultant's contract and compensation can be terminated, with or without cause, and without prior notice, at any time, at the option of either Consultant or Client.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written. THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

/s/                                         /s/
---------------------------                 -----------------------------------
       Robert A. Blanchard,                      Anthony Silverman
       President and CEO

---------------------------                 -----------------------------------
         Date                                             Date

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                          Exhibit A - Scope of Services
                          ---------

     In consideration of the mutual promises set forth in this contract, it is agreed by and between Consultant and Client:

     The work to be performed by Consultant includes all services generally performed by Consultant in Consultant's usual line of business, including, but not limited to, the following:

          |X| Advice regarding the fund raising efforts of BestNet Communications Corporation.

          |X| Advice specifically pertaining to BestNet's communications with the investment community.

          |X| Input and consultation on various funding undertakings of BestNet Communications Corporation.

          |X|  Other duties as assigned by the CEO

The work to be performed under this contract will be performed entirely at Consultant's risk, and Consultant assumes all responsibility for the condition of and equipment used in the performance of this contract. Contractor agrees to indemnify owner for any and all liability or loss arising in any way out of the performance of this contract.


                    Exhibit B - Rate of Payment for Services
                    ---------

     Client will pay Consultant the total sum of $1000.00 per day for the work to be performed under this contract.

     The parties intend that an independent contractor-employer relationship will be created by this contract. Client is interested only in the results to be achieved, and the conduct and control of the work will lie solely with Consultant. Consultant is not to be considered an agent or employee of Client for any purpose, and the employees of contractor are not entitled to any of the benefits that owner provides for Client's employees. It is understood that Client does not agree to use contractor exclusively. It is further understood that Consultant is free to contract for similar services to be performed for other Clients while under contract with Client.